CONSENT OF INDEPENDENT RESISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-27294 and 333-109234 ) of Kellogg Company of our report dated May 17, 2004 relating to the financial statements of Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan, which appears in this Form 11-K.


                                /s/ PricewaterhouseCoopers LLP
                                ---------------------------------------
                                PricewaterhouseCoopers LLP



Battle Creek, Michigan
June 18, 2004